Exhibit 4.2

THIS NOTE, THE SHARES OF COMMON STOCK AND/OR OTHER SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE ACT SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE.

BAXL TECHNOLOGIES, INC.

9% Senior Secured Convertible Promissory Note

Bridge Note No.: __

March __, 2008

FOR VALUE RECEIVED, BAXL Technologies, Inc., a Delaware corporation (collectively with all of its Subsidiaries, the “Company”) with its principal executive office at 6 Berkshire Boulevard, Bethel, Connecticut 06801, promises to pay to the order of _________________ (the “Payee” or the “Holder”), or registered assigns on the date that is six months from the date of issuance (the “Maturity Date”) the principal amount of _________________ ($________) (the “Principal Amount”) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts unless the Principal Amount is converted in accordance with Section 5 hereof. Interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 2 hereof and shall be payable on the Maturity Date, or earlier upon conversion of this Note in accordance with the provisions of Section 5 hereof (or as may otherwise be provided in this Note). Nothing in this paragraph shall be construed as the consent by the holder of this Note to any action otherwise prohibited by the terms of this Note or as a waiver of any such prohibition.

This Note is secured by a Security Agreement dated March 5, 2008 (the “Security Agreement”) of the Company in favor of the Payee and all other Noteholders covering certain collateral (the “Collateral”), all as more particularly described and provided therein, and is entitled to the benefits thereof.  The Security Agreement and the Uniform Commercial Code financing statements in connection with the Security Agreement and any and all other documents executed and delivered by the Company to the Payee under which the Payee is granted liens on assets of the Company are collectively referred to as the “Security Documents.”

Each payment by the Company pursuant to this Note shall be made without set-off or counterclaim and in immediately available funds.

The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees, in the event of an Event of Default, to pay to the holder of this Note, on demand, all costs and expenses (including reasonable legal fees and expenses) incurred in connection with the enforcement and collection of this Note.

This Note and the other identical Notes were issued pursuant to and in accordance with the Securities Purchase Agreement dated March 5, 2008 among the Company, Payee and all other Purchasers of Notes (the “SPA”) in the aggregate principal amount of up to $4,000,000 (the “Notes”) in connection with a private placement (the “Note Financing”). A copy of the agreement is available for inspection at the Company’s principal office. Notwithstanding any provision to the contrary contained herein, this Note is subject and entitled to certain terms, conditions, covenants and agreements contained in the SPA. Any transferee of this Note, by its acceptance hereof, assumes the obligations of the Payee in the SPA with respect to the conditions and procedures for transfer of this Note. Reference to the SPA shall in no way impair the absolute and unconditional obligation of the Company to pay both principal hereof and interest hereon as provided herein.

All capitalized terms not defined in this Note shall have the meanings ascribed to such terms in the SPA. As used herein, the term “Conversion Shares” shall mean shares of common stock of BAXL Holdings, Inc., the parent company of the Company (“Parent”).

1.

Prepayment. Prepayment of this Note may be made at any time without penalty.

2.

Computation of Interest.

A.

Base Interest Rate; Payment of Interest. Subject to Subsections 2B and 2C below, the outstanding Principal Amount shall bear interest at the rate of nine percent (9%) per annum.  All accrued but unpaid interest on this Note shall be paid on the Maturity Date and be payable in U.S. dollars.

B.

Penalty Interest. In the event the Principal Amount of the Note is not repaid or converted on the Maturity Date, the rate of interest applicable to the unpaid Principal Amount shall be adjusted to twelve percent (12%) per annum from the date of default until repayment; provided, that in no event shall the interest rate exceed the Maximum Rate provided in Section 2C below.

C.

Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note (“Applicable Usury Laws”), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the “Maximum Rate”), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident and any funds received in excess of such limits shall be so applied as provided herein or held in trust.

3.

Covenants of Company.

A.

Affirmative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 4A, unless it has otherwise obtained the prior written consent of Laidlaw:

(i)

Taxes and Levies. The Company will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles (“GAAP”) with respect to any such tax, assessment, charge, levy or claim so contested;

(ii)

Maintenance of Existence. The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply could not reasonably be expected to have a material adverse effect on the Company;

(iii)

Maintenance of Property. The Company will at all times maintain, preserve, protect and keep such property material to the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

(iv)

Insurance. The Company will, to the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

(v)

Books and Records. The Company will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Payee or its agents, subject to the execution by such persons of a reasonable non-disclosure agreement;

(vi)

Notice of Certain Events. The Company will give prompt written notice (with a description in reasonable detail) to the Payee of:

(a)

the occurrence of any Event of Default (as defined in Section 5 hereof), or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default, or an event of default under any document or instrument evidencing or governing any indebtedness of the Company and the delivery of any notice effecting the acceleration of any such indebtedness;

(b)

the occurrence of any litigation, arbitration or governmental investigation or proceeding not previously publicly disclosed by the Company which has been instituted or, to the knowledge of the Company, is threatened, against the Company or to which any of its properties, assets or revenues is subject which, if adversely determined, would reasonably be expected to have a material adverse effect on the Company; and

(c)

any material adverse development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously which has been publicly disclosed.

(vii)

Security Interests. The Company shall perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement) for filing under the provisions of the Uniform Commercial Code (the “UCC”), and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable jurisdiction which are necessary (and/or advisable at the request of the Holders or its counsel) in order to maintain in favor of the holders of the Notes, a valid and perfected lien on the Collateral (as defined in the Security Agreement).

(viii)

Access. The Company will grant holders of this Note access to Company facilities and personnel during normal business hours and with reasonable advance notification.

B.

Negative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform the obligations set forth in this Section 3B unless it has otherwise obtained the prior written consent of the holders of no less than 50.1% of aggregate Principal Amount then outstanding under all Notes:

(i)

 Liquidation, Dissolution. The Company will not liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity, except that any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with the Company.

(ii)

Sales of Assets. The Company will not sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or a substantial part of its properties or assets (an “Asset Transaction”) to any person or entity, provided that this clause (ii) shall not restrict any disposition made in the ordinary course of business and consisting of:

(a) capital goods that are obsolete or have no remaining useful life; or

(b) finished goods inventories.

(iii)

Negative Pledge. Except as contemplated by (i) the Security Agreement, and (ii) the Prior Notes and the Notes, the Company will not hereafter create, incur or assume any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (each, a “Lien”) upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

(a)

Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(b)

Liens of carriers, warehousemen, mechanics, materialman and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(c)

Liens (other than Liens arising under the Employee Retirement Income Security Act of 1974, as amended, or Section 412(n) of the Internal Revenue Code of 1986, as amended) incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

(d)

judgment Liens in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed;

(e)

Liens existing as of the date of the initial closing of the sale of Notes and Warrants in the Note Financing;

(f)

Liens arising by operation of law in favor of the owner or sublessor of leased premises and confined to the property rented;

(g)

Liens arising from any litigation or proceeds which is being contested in good faith by appropriate proceedings, provided, however, that no execution or levy has been made; and

(h)

Liens in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property which do not materially detract from its value or impair its use.

(iv)

Transactions with Affiliates. Other than as may be expressly permitted in the SPA, the Company will not repay any indebtedness of or enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated with the Company (including officers, directors and shareholders owning five percent (5%) or more of the Company’s outstanding capital stock).

(v)

Dividends. The Company will not accrue, declare or pay any cash dividends or distributions, whether accrued or otherwise, on its outstanding capital stock; provided, however, that nothing herein contained shall prevent the Company from effecting a stock split or declaring or paying any dividend consisting solely of shares of any class of Common Stock to the holders of shares of such class of Common Stock, provided that such stock split or stock dividend is effected equally across all classes of Common Stock.

4.

Events of Default.

A.

 The term “Event of Default” shall mean any of the events set forth in this Section 4A:

(i)

Non-Payment of Obligations. The Company shall default in the payment of the principal or accrued interest on this Note when and as the same shall become due and payable, whether by acceleration or otherwise (and solely with respect to a default in the payment of accrued interest on this Note, such default is continuing for five (5) days).

(ii)

Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any material covenant set forth in Section 3A, which default shall continue uncured for five (5) business days.

(iii)

Non-Performance of Negative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 3B, which default shall continue uncured for ten (10) business days.

(iv)

Bankruptcy, Insolvency, etc. The Company shall:

(a)

generally fail or be unable to pay, or admit in writing its inability to pay, its debts as they become due;

(b)

 apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(c)

in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within thirty (30) days;

(d)

permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or

(e)

take any corporate action authorizing, or in furtherance of, any of the foregoing;

(v)

Cross-Default. The Company shall default in the payment when due (including any applicable grace period) of any amount payable under any other obligation of the Company for money borrowed in excess of $250,000 , which default shall continue uncured for five (5) business days;

(vi)

Cross-Acceleration. Any indebtedness for borrowed money of the Company or any subsidiary in an aggregate principal amount exceeding $250,000 (1) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof or (2) shall not be paid as and when the same becomes due and payable including any applicable grace period;

(vii)

Judgments. A judgment which, with other such outstanding judgments against the Company and its subsidiaries (in each case to the extent not covered by insurance), exceeds an aggregate of $250,000, shall be rendered against the Company or any subsidiary and, within twenty (20) days after entry thereof, such judgment shall not have been vacated, discharged or otherwise satisfied or execution thereof stayed pending appeal, or, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged or otherwise satisfied;

(viii)

Security Agreement. If an event of default shall occur under the Security Documents; and

(ix)

Breach of Section 8.3(a) of the SPA which remains uncured for a period of five (5) business days.

B.

Action if Bankruptcy. If any Event of Default described in clauses (v)(a) through (d) of Section 4A shall occur, the outstanding Principal Amount of this Note and all other obligations hereunder shall automatically be and become immediately due and payable, without notice or demand.

C.

Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (v)(a) through (d) of Section 4A) shall occur for any reason,

whether voluntary or involuntary, and be continuing, the Holders may, upon notice to the Company, declare all or any portion of the outstanding Principal Amount of the Notes together with interest accrued thereon to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid Principal Amount (or any portion thereof so demanded), such accrued interest and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

D.

Remedies. In case any Event of Default shall occur and be continuing, the Payee may proceed to protect and enforce its rights by a proceeding seeking the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note or may proceed to enforce the payment of this Note or to enforce any other legal or equitable rights as such holder shall determine.

5.

Conversion.

A.

Election to Convert. At the Maturity Date, the Payee may elect to convert (the “Conversion”) the entire Principal Amount of this Note into Conversion Shares.  The number of Conversion Shares to be issued upon such Conversion shall be equal to the quotient obtained by dividing (i) the entire Principal Amount by (ii) an amount that is equal to the lesser of (a) $1.50 and (b) 75% of the price of the shares of Parent common stock to be issued at the closing of Parent’s next private placement (in each case as adjusted for stock splits, stock dividends, recapitalizations and like transactions), rounded down to the nearest whole share. No fractional shares of the Company’s capital stock will be issued upon conversion of this Note.

B.

Conversion Mechanics.

(i)

Surrender of Note Upon Conversion.  Notwithstanding anything to the contrary set forth herein, in the event of a Conversion, the Holder shall be required to physically surrender this Note (or any affidavit of lost Note in a form reasonably acceptable to the Company) to the Company or any transfer agent of the Company in order to receive the Conversion Shares.

(ii)

Delivery of Common Stock Upon Conversion.  Upon receipt by the Company of this Note (or any affidavit of lost Note in a form reasonably acceptable to the Company) and provided the Holder has converted this Note in accordance with the requirements of Section 5  hereof, certificates representing Conversion Shares shall be issued and deliverd to or upon the order of the Holder.

A.

Concerning the Conversion Shares.  Conversion Shares may not be sold or transferred unless : (i) such Conversion Shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), (ii) the Company or its transfer agent shall have been furnished with an opinion of  counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions and reasonably satisfactory to the Company) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (iii) the Conversion Shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”), or (iv) such Conversion

Shares are transferred to an “affiliate” (as defined in Rule 144) of the Holder who agrees to sell or otherwise transfer the Conversion Shares only in accordance with this Note and who is an accredited investor.  Except as otherwise provided in the SPA, until such time as the Conversion Shares have been registered under the Act or otherwise may be sold pursuant to Rule 144(k) without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for Conversion Shares that has not been sold pursuant to an effective registration statement or that has not been sold pursuant to an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE ACT SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY SECURITIES ISSUED IN EXCHANGE OR UPON CONVERSION OF THE SECURITIES REPRESENTED HEREBY.

The legend set forth above shall be removed from any Conversion Share and the holder thereof shall be issued a new certificate for Conversion Shares free of any transfer legend (i) if the Conversion Shares have been sold pursuant to Rule 144 or the legend can be removed pursuant to Rule 144(k) or (ii) upon sale pursuant to and in accordance with an effective registration statement filed under the Act.

F.

Status as Shareholder.  Upon submission of this Note by the Holder upon a Conversion (i) the Conversion Shares covered thereby shall be deemed Conversion Shares and (ii) the Holder’s rights as a Holder of this Note shall cease and terminate, excepting only the right to receive certificates for the Conversion Shares and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Note.

6.

Certain Adjustments.

A.

Adjustment for Reclassification, Exchange and Substitution. In the event that the Conversion Shares are changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 6), then and in any such event each Holder of Notes shall have the right thereafter to elect to convert such Notes to receive the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of Conversion Shares for which such Notes could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

B.

Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock or a merger or consolidation of Company or Parent with or into another corporation, or the sale of all or substantially all of the properties and assets of Parent to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holders of the Notes shall thereafter be entitled to receive upon conversion of the Notes the number of shares of stock or other securities or property to which a holder of the number of shares of Conversion Shares deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the Holders of the Notes after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 6 (including adjustment of the number of Conversion Shares to be received upon conversion of the Notes) shall be applicable after the event and be as nearly equivalent as may be practicable.

C.

Adjustment for Certain Dividends and Distributions. If at any time or from time to time Parent makes, or fixes a record date for the determination of holders of Parent common stock entitled to receive, a dividend or other distribution payable in additional shares of Parent common stock, then and in each such event provision shall be made so that the Holders of the Notes shall thereafter be entitled to receive upon conversion of the Notes the number of shares of Parent common stock to which a Holder of the number of Conversion Shares would have been entitled on payment of such dividend or distribution or on the fixing of such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefore, the number of Conversion Shares issuable shall be recomputed accordingly as of the close of business on such record date and thereafter the number of Conversion Shares issuable shall be adjusted pursuant to this Section 6 as of the time of actual payment of such dividends or distributions.

D.

Adjustments for Other Dividends and Distributions. In the event that at any time or from time to time Parent makes, or fixes a record date for the determination of holders of Parent common stock entitled to receive, a dividend or other distribution payable in securities of Parent other than shares of Parent common stock, then and in each such event provision shall be made so that the Holders of Notes shall receive upon conversion thereof, in addition to the number of shares of Parent common stock receivable thereupon, the amount of securities of Parent which they would have received had their Notes been converted into Conversion Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of Conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 6 with respect to the rights of the Holders of the Notes.

7.

Amendments and Waivers.

A.

The provisions of this Note may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company, Parent and the holders of not less than in the aggregate 50.1% percent of the Principal Amount of all of the then outstanding Notes (the “Required Holders”); provided, however, that no such amendment, modification or waiver shall be made without the consent of the holder of each Note so affected if such amendment, modification or waiver would:

(i)

modify this Section 7A, to change the definition of “Required Holders” or extend the Maturity Date, or

(ii)

reduce the Principal Amount payable hereunder.

B.

No failure or delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company (or Parent, as the case may be), in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

C.

To the extent that the Company makes a payment or payments to the Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

D.

After any waiver, amendment or supplement under this section becomes effective, the Company shall mail to the holders of the Notes a copy thereof.

8.

Miscellaneous.

A.

Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively, whether so expressed or not.

B.

Governing Law. This Note shall be governed by and construed exclusively in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this instrument or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York.

By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agrees that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto.

C.

Notices. All notices and other communications from the Company to the Holder of this Note shall be mailed by first class, registered or certified mail, postage prepaid, and/or a nationally recognized overnight courier service to the address furnished to the Company in writing by the Holder.

D.

Notice of Certain Transactions. In case at any time:

(i)

The Company (or Parent, as the case may be) shall declare any dividend upon, or other distribution in respect of, its Common Stock; or

(ii)

The Company (or Parent, as the case may be) shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or

(iii)

There shall be any capital reorganization or reclassification of the capital stock of the Company or Parent, or a sale of all or substantially all of the assets of the Company or Parent, or a consolidation or merger of the Company or Parent with another corporation (other than a merger with a subsidiary in which merger the Company or Parent is the continuing corporation and which does not result in any reclassification); or

(iv)

There shall be a voluntary or involuntary dissolution; liquidation or winding-up of the Company or Parent;

then, in any one or more of said cases, the Company (or Parent, as the case may be) shall cause to be mailed to the Payee at the earliest practicable time (and, in any event not less than five (5) days before any record date or other date set for definitive action), written notice of the date on which the books of the Company or Parent shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Shares and the kind and amount of the shares of stock and other securities and property deliverable upon the conversion of this Note. Such notice shall also specify the date as of which the stockholders of record of the Company or Parent shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger or dissolution, liquidation or winding-up, as the case may be.

Nothing herein shall be construed as the consent of the holder of this Note to any action otherwise prohibited by the terms of this Note or as a waiver of any such prohibition.

E.

Validity of Stock. All Conversion Shares which may be issued upon conversion of this Note will, upon issuance by Parent in accordance with the terms of this Note, be validly issued, free from all taxes and liens with respect to the issuance thereof (other than those created by the holders), free from all pre-emptive or similar rights and fully paid and non-assessable.

G.

Cash Payments. No fractional shares (or scrip representing fractional shares) of Common Stock shall be issued upon conversion of this Note. In the event that the conversion of this Note would result in the issuance of a fractional share of the Conversion Shares, the Company shall pay a cash adjustment in lieu of such fractional share to the holder of this Note.

H.

Stamp Taxes, etc. The Company (or Parent, as the case may be) shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Conversion Shares, upon conversion of this Note; provided, however, that the Company (or Parent, as the case may be) shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of this Note, and the Company (or Pubco, as the case may be) shall not be required to issue or deliver any such certificate unless and until the person requesting the issuance thereof shall have paid to the Company (or Pubco, as the case may be) the amount of such tax or shall have established to the Company’s satisfaction that such tax has been paid.

I.

Waiver of Jury Trial. THE PAYEE AND THE COMPANY (OR PUBCO, AS THE CASE MAY BE),  HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE’S PURCHASING THIS NOTE.

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IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

BAXL TECHNOLOGIES, INC.

By:	/s/ Gus Bottazzi
Gus Bottazzi President and Chief Executive Officer

BAXL HOLDINGS, INC.

By:	/s/ Gus Bottazzi
Gus Bottazzi President and Chief Executive Officer